EXHIBIT 4.1(j)

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of November 24, 2005, by and among VocalTec Communications Ltd., a corporation organized under the laws of the State of Israel, with headquarters located at 2 Maskit Street, Herzliya, Israel (the "COMPANY"), and the undersigned shareholders (each, a "SHAREHOLDER", and collectively, the "SHAREHOLDERS").

     WHEREAS:

          A. In connection with the Share Sale and Purchase Agreement by and among the parties hereto and Tdsoft Ltd. dated as of October 27, 2005 (the "SECURITIES PURCHASE AGREEMENT"), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Shareholder Ordinary Shares, NIS 0.01 nominal value per share, of the Company (the "ORDINARY SHARES").

          B. The Company has agreed to provide to the Shareholders certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 ACT" or the "SECURITIES ACT"), and applicable state securities laws.


     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Shareholders, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                               REGISTRATION RIGHTS

     The Company and the Shareholders each covenant and agree as follows:

     1.1 DEFINITIONS

          (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) The term "REGISTRABLE SECURITIES" means (i) the Ordinary Shares issued pursuant to the Securities Purchase Agreement and (ii) any share capital of the Company purchased, issued or issuable with respect to the Ordinary Shares as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise;

          (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of Ordinary Shares outstanding which are Registrable Securities;

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          (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
     Section 1.12 of this Agreement;

          (e) The term "FORM F-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

          (f) The term "SEC" means the Securities and Exchange Commission; and

          (g) The term "INITIATING HOLDERS" means the holders of a majority of the then issued and outstanding Registrable Securities.

     Other capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Securities Purchase Agreement.

     1.2 REQUEST FOR REGISTRATION

          (a) If, at any time following the nine-month anniversary of, and until the seven-year anniversary of, the date of Closing of the Securities Purchase Agreement, the Company shall receive a written request from the Initiating Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities where the anticipated aggregate offering price, net of underwriting discounts and commissions, of Registrable Securities to be sold is at least $3,000,000, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within one hundred and twenty (120) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company in accordance with Section 3.4.

          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
     Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company initially sought to be registered by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.


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          (c) Notwithstanding the foregoing, if the Company shall furnish to
     Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effective at such time, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective and maintained effective for at least 120 days (or less if the distribution contemplated in the registration statement has been completed);

               (ii) During the period ending (A) 12 months after the effective date of a registration subject to Section 1.2 hereof or (B) 180 days after the effective date of any other registration statement pertaining to Ordinary Shares of the Company, or such shorter periods if such shorter periods are acceptable to the underwriters of such offering;

               (iii) In any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

               (iv) If such request does not cover shares representing a market value at the time of such request equal to a minimum of $3,000,000.

     1.3 COMPANY REGISTRATION. If (but without any obligation to do so) at any time until the seven-year anniversary of the date of Closing of the Securities Purchase Agreement the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its shares under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement on Form S-4 or S-8 or any successor forms thereto or any registration statement filed in connection with an exchange offer of securities solely to the Company's existing security holders), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.


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     1.4 FORM F-3 REGISTRATION

     If the Company shall receive at any time until the seven-year anniversary of the date of Closing of the Securities Purchase Agreement a written request from the Initiating Holders that the Company file a registration statement on Form F-3 (or any successor form thereto) for a public offering of Registrable Securities, the Company will:

          (a) promptly give written notice of the proposed registration to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form F-3 is not available for such offering by the Holders;
     (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; PROVIDED, HOWEVER, that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form F-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 90 days after the effective date of any registration statement pertaining to Ordinary Shares of the Company (or such shorter period if such shorter period is acceptable to the underwriters of such offering).

          (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
     Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

     1.5 OBLIGATIONS OF THE COMPANY

     Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and keep such registration statement effective for at least 120 days (or less if the distribution contemplated in the registration statement has been completed);


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          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish without charge to each Holder, at least three business days prior to the pertinent sale or sales by such Holder, such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

          (d) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

          (f) immediately notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon learning of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of the Holders, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, or on the NASD automated quotation system if similar securities issued by the Company are then listed on the NASD automated quotation system, and if such similar securities are designated as Nasdaq "national market system securities" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission, to cause the Registered Securities to be so designated;

          (h) provide the Holders, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Holders or such underwriter, with reasonable access to such financial and other records, pertinent corporate documents and properties of the Company that are relevant to such registration, and cause the Company's officers, directors, employees and independent accountants to supply all such information to the Holders or such underwriter, attorney, accountant or agent, subject to any confidentiality requirements as may be requested by the Company;


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          (i) provide a transfer agent and registrar for all Registrable
     Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (j) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit a Holder, if the Company determines in its sole discretion that such Holder might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Ordinary Shares included in such registration statement for sale in any jurisdiction, use its reasonable efforts promptly to obtain the withdrawal of such order;

          (m) make available (to such extent as shall be determined by the Company in its sole discretion) its senior management to participate in any "road shows" scheduled in connection with the offering of any Registrable Securities pursuant to such registration (but subject in each case to the obligations of such senior management to continue the Company's operations), with all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such attendance and participation to be paid by the Company; and

          (n) furnish to the underwriters, if such securities are being sold through underwriters, at the request of such underwriters, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a comfort letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed solely to the underwriters, which letter specifies the parties entitled to rely thereon.

     1.6 FURNISHING INFORMATION; OBLIGATIONS OF SELLING HOLDERS

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2, 1.3 or 1.4 that each selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of distribution of such securities and such other information as shall be required to effect the registration of its Registrable Securities. In addition, the Company shall not be obligated to effect the registration of the Registrable Securities pursuant to Section 1.2,
1.3 or 1.4 unless each selling Holder shall (i) consent to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act, and other applicable securities laws and regulations, (ii) upon receipt of telegraphic or written notice from the Company that it is required by law to correct or update the registration statement or prospectus, refrain from effecting sales of the Registrable Securities until the Company has completed the necessary correction or updating, (iii) refrain from selling Registrable Securities during the process of the registration until the registration statement is effective and (iv) enter into lock up commitments as agreed between the managing underwriter and the Company, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of the Company (other than those Registrable Securities included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the underwriters.


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     Whenever any Holder is requesting registration of Registrable Securities pursuant to this Agreement, such Holder shall, subject to compliance with this
Section 1.6, as soon as possible: (i) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, and custody and power of attorney agreement, in usual and customary form, with the managing underwriter of such offering, provided that the Company shall also enter into and perform its obligations under such agreement; and (ii) furnish to the Company, or its counsel, such information in writing as the Company may reasonably request, as is required to be included in the registration statement and supplements to such registration statement in compliance with the provisions of the Securities Act.

     1.7 EXPENSES OF REGISTRATION

          (a) DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable out-of-pocket fees and disbursements of one counsel for the selling Holders selected by a majority of the holders of Registrable Securities to be registered shall be borne by the Company.

          (b) COMPANY REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable out-of-pocket fees and disbursements of one counsel for the selling Holders selected by a majority of the holders of Registrable Securities to be registered shall be borne by the Company.

          (c) REGISTRATION ON FORM F-3. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.4, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for the selling Holders selected by a majority of the holders of Registrable Securities to be registered shall be borne by the Company.


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     1.8 UNDERWRITING REQUIREMENTS

     In connection with any offering involving an underwriting of shares of the Company's share capital, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Holders according to the total amount of securities entitled to be included therein owned by each Holder or in such other proportions as shall mutually be agreed to by such Holder).

     1.9 DELAY OF REGISTRATION

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 1.

     1.10 INDEMNIFICATION

          (a) The Company will indemnify each Holder, each of its officers, directors and partners, stockholders, employees, agents (including such Holder's legal counsel and independent accountants), and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse each such Holder, each of its officers, directors and partners, stockholders, employees, agents and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein, (ii) the failure of such Holder to provide to the Company information necessary for the registration statement after written request therefor by the Company, or (iii) the failure of such Holder to effectively cause the prospectus delivery requirement of the Securities Act to be satisfied, provided that the Company has complied with its obligations under Section 1.5(c) of this Agreement.


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          (b) Each Holder will, severally and not jointly, if Registrable
     Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, stockholders, employees and agents (including its legal counsel and independent accountants), each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, in each case to the extent, but only to the extent, that such violation occurred solely as a result of the use, in such registration statement, prospectus, offering circular or other document of written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein, or (iii) provided that the Company has complied with its obligations under Section 1.5(c) of this Agreement, any failure to effectively cause the prospectus delivery requirement of the Securities Act to be satisfied; and each Holder will reimburse the Company, such Holders, such directors, officers, stockholders, employees and agents (including its legal counsel and independent accountants), underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action for which such Holder is obligated to provide indemnification pursuant to clauses (i),
     (ii) or (iii); PROVIDED, HOWEVER, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 1.10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is materially adversely affected as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.


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          (d) If the indemnification provided for in paragraphs (a) and (b) of this Section 1.10 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the Holders of Registrable Securities, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under paragraph (c) of this Section 1.10. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the Holders of Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the Holders of Registrable Securities shall not be required to contribute any amount in excess of the amount of the total price at which the ordinary shares sold by each of them was offered to the public. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (e) The indemnification of underwriters provided for in this Section
     1.10 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the Holders of Registrable Securities in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

     1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

     With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (or any successor provision then in effect) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form F-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 (or any successor provision then in effect), at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b) take such action, including the voluntary registration of its ordinary shares under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (or any successor provision then in effect) (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.12 ASSIGNMENT OF REGISTRATION RIGHTS

     The rights to cause the Company to register Registrable Securities under Sections 1.2, 1.3 and 1.4 may be assigned by a Holder to a transferee or assignee of such Registrable Securities with respect to the Registrable Securities being assigned or transferred; PROVIDED that (a) such transfer may otherwise be effected in accordance with applicable securities laws and restrictions on transfer agreed upon by the Holder and the Company, (b) notice of such assignment is given to the Company within a reasonable time (not to exceed 20 days) after such assignment with the name and address of such assignee and the securities with respect to which such registration rights are being assigned, (c) such transferee or assignee (i) is a wholly-owned subsidiary or constituent partner, retired partner, member, retired member or shareholder of such Holder, or (ii) is an `affiliate' (as that term is defined in Rule 405 promulgated by the Commission under the Securities Act of 1933) of the Holder, including, without limitation, where a Holder is a limited partnership, an affiliated limited partnership managed by the same management company or managing general partner of such Holder or an entity which controls, is controlled by, or is under common control with, such management company or managing general partner, or (iii) is a beneficiary of the Holder, where such Holder is a trust or (iv) is a spouse, ancestor or descendant of such Holder, or
(v) is a trust for the benefit of such Holder or any spouse, ancestor or descendant of such Holder, or (vi) acquires from such Holder or Holders at least 300,000 Registrable Securities (as appropriately adjusted for share splits, share combination and the like) in a simultaneous transaction or transactions and (d) such transferee or assignee agrees to be bound by all provisions of this Agreement by executing a counterpart signature page hereto (which shall not be deemed an amendment hereto). Any entity qualifying as a transferee or an assignee pursuant to subsections (c)(i) to (iii) above is referred to herein as a "PERMITTED TRANSFEREE").

     1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

     From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.2 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective within 180 days of the effective date of any registration effected pursuant to Section 1.2.

     1.14 REGISTRABLE SECURITIES.

     For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective registration statement, (ii) the entire amount of the Registrable Securities may be sold in a single sale, in the opinion of counsel reasonably satisfactory to the Company, without any limitation as to volume pursuant to SEC Rule 144 (or any successor provision then in effect), or (iii) the Registrable Securities are proposed to be sold or distributed by a person not entitled to the registration rights granted by this Agreement.

                                   ARTICLE 2
                                 MISCELLANEOUS

     2.1 ENTIRE AGREEMENT

     This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.

     2.2 SUCCESSORS AND ASSIGNS

     The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. None of the provisions of this Agreement may be assigned by any Shareholder other than in connection with a due transfer of the relevant shares of the Company by such Shareholder, provided that any right or limitation provided for the express benefit of a specifically named Shareholder shall not be assignable by such party other than to a Permitted Transferee of such Shareholder. The Company shall not permit the transfer of any Registrable Securities on its books or issue a new certificate representing any Registrable Securities unless and until the person to whom such security is to be transferred shall have executed a counterpart signature page hereto, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.3 AMENDMENTS AND WAIVERS

     Without derogating from Section 1.13 hereof, any term hereof may be amended or waived only with the written consent of the Company and the parties hereto who are the owners of record of at least 75% of the Registrable Securities; PROVIDED that (i) should such waiver or amendment adversely affect (directly or indirectly) the rights or privileges granted hereunder to the particular Holder or group of Holders, in a manner which discriminates such Holder/s against other Holders (a "DISCRIMINATED CLASS"), such waiver or amendment shall be subject to the written approval of the Holder/s who are the owners of record of a majority of the outstanding shares of such Discriminated Class, and (ii) any right or limitation provided for the express benefit of a specifically named party may not be amended or waived without the consent of such party. Any amendment or waiver effected in accordance with this Section 2.3 shall be binding upon the Company, the Shareholders, and each of their respective successors and assigns.

     2.4 NOTICES

     'BUSINESS DAY' means a day on which the banks are open for business in the country of receipt of any notice.

          (a) All notices and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given:

               (i) in the case of hand delivery to the address shown below, on the next Business Day after delivery;

               (ii) in the case of delivery by an internationally recognized overnight courier to the address set forth below, freight prepaid, on the next Business Day after delivery;

               (iii) in the case of a notice sent by facsimile transmission to the number, and addressed as, set forth below, on the next Business Day after delivery, if facsimile transmission is confirmed;

               (iv) in the case of a notice sent by email to the email address set forth below, on the date of written acknowledgment of receipt of such e-mail by the addressee.

          (b) In the event that notices are given pursuant to one of the methods listed in sub-clauses (a)(i) to (iii) above, a copy of the notice should also be sent by email, if one is given in the contact details below. In the event that notices are given pursuant to the method listed in sub-clause
     (a)(iv) above, a copy of the notice will also be sent by an internationally recognized overnight courier to the address set forth below, freight prepaid.

          (c) All notices and other communications shall be addressed to the address set forth below in the signature page hereof.

          (d) A party may change or supplement the contact details for service of any notice pursuant to this Agreement, or designate additional addresses, facsimile numbers and email addresses for the purposes of this
     Section 2.4 by giving the other party written notice of the new contact details in the manner set forth above.

     2.5 SEVERABILITY

     If for any reason any provision of this Agreement shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby; PROVIDED that no such severability shall be effective if it causes a material detriment to any party.

     2.6 APPLICABLE LAW

     This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Israel without regard to the conflicts of law principals of any jurisdiction.

     2.7 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties, each of which shall be enforceable against the parties actually executing such parts, and all of which together shall constitute one instrument.

     2.8 TITLES AND SUBTITLES

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     2.9 AUTHORITY

     Each party represents and warrants that such party has full power to execute, deliver and perform this Agreement, which has been duly executed and delivered by and evidences the valid and binding obligation of such party enforceable in accordance with terms.

     2.10 SPECIFIC PERFORMANCE

     The parties hereto agree that any violation or threatened violation of this Agreement will cause irreparable injury to the parties thus entitling the party against whom a breach occurred or was threatened to obtain injunctive relief, in addition to all legal remedies.

     2.11 AGGREGATION OF SHARES

     All Ordinary Shares held or acquired by affiliated entities or persons, including for the avoidance of doubt, Permitted Transferees of each other, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement; and all Ordinary shares held or acquired by affiliated entities or persons, including for the avoidance of doubt, Permitted Transferees of each other, shall be aggregated together for the purpose of determining the percentage holdings of such entities where applicable.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                 SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned parties have executed this Registration Rights Agreement as of November 24, 2005.




                                             VOCALTEC COMMUNICATIONS LTD.



                                             By:__________________
                                             Name:
                                             Title:



___________________________________
(Print or Type Name of Shareholder/Company]

[SIGN HERE]:


By:_________________________________
(Title, if applicable)____________





Print or Type Address of Shareholder/Company:



____________________________________

____________________________________

Fax No.:________________________

Email: